UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 5 2007

                     Solstice Resorts Inc. f/k/a DTLL, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

           Minnesota                         0-30608             41-1279182
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(State or other jurisdiction              (Commission          (IRS Employer
     of incorporation)                     File Number)      Identification No.)

               115 East 57th Street, 11th Floor, New York NY 10022
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               (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code: 917-546-6640
                                                            -------------

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 5.01 CHANGE IN CONTROL.

Reference is made to Item 5.02

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of December 5, 2007 Messrs. John Paulsen, Dual Cooper and William Thompson all resigned as directors and officers of the Company. Dennis Piotrowski also resigned as an Officer of the Company. Dual Cooper and Dennis Piotrowski were respectively Chief Executive Officer and Chief Financial Officer of the Company. Dhru Desai, a Director, was directed to maintain the Company until he appointed new directors. On January 3, 2008 Mr. Desai appointed additional directors and on January 4, 2008 notified such nominees of their election and resigned as a director. As of January 4, 2008 Messrs. Jason M. Meyers, and Theodore A. Hagg, accepted their appointment as directors of the Company and constituted the Company's sole directors. The appointment of these directors was pursuant to a Judgment and court ordered settlement in connection with an action brought by Aspatuck Funding LLC., against the Company, John Paulsen and Dhru Desai and described in Item 8 herein. As of January 4, 2008 Mr. Meyers became Chief Executive Officer and Chief Financial Officer of the Company.

While Mr. Meyers was appointed as sole officer and a director and Mr. Hagg as a director, prior management has not yet turned over books and records required for the Company to conduct its audit for its fiscal year end December 31, 2007 and for new management to fully perform its duties

Information relating to Messrs. Meyers and Hagg is set forth below.

JASON M MEYERS

Since 2005 Mr. Meyers been a principal of Internet Capital Markets Corp., a FINRA registered investment banking and brokerage firm, based in New York City. Mr. Meyers has extensive experience in re-capitalizing, funding and revitalizing distressed businesses and recruiting management teams. Mr. Meyers has over nineteen years of securities brokerage and investment and merchant banking experience and has led or participated in the origination and syndication of dozens of private placements and initial public offerings in a broad range of industries including entertainment, technology, healthcare, and financial services. Since September 2005 he has also been an officer and director of Turbodyne Technologies Inc, a publicly traded company registered under the Securities and Exchange Act. Since November 2007, Mr. Meyers has been President and a director of TriMedia Entertainment Group Inc., a publicly traded company engaged in the branding and exploitation of entertainment related content. In 2003 a judgment was rendered in Washington State against Mr. Meyers and a brokerage firm previously employing Mr. Meyers which included breaches under that state's securities laws. The action was brought by a former customer of the brokerage firm which was not controlled by Mr. Meyers.

THEODORE A. HAGG. Mr. Hagg is currently an accountant and business consultant that specializes in corporate restructurings and workouts as well as taxation and finance. Mr. Hagg graduated in 1976 from The Wharton School of the University of Pennsylvania with a M.B.A. in Finance, in 1974 from the University of Rochester with a M.A. in Mathematics and in 1972 from Oberlin College with a B.A. in Mathematics, Phi Beta Kappa. Mr. Hagg began his business career in the Banking and Service Industries Practice at Arthur Andersen & Co. In 1977 he joined Morgan Stanley & Co. Incorporated in the Syndicate Department moving to the Corporate Syndicate Department at Paine Webber Inc. in 1980. In 1986 Mr. Hagg joined Newhard Cook & Co. as Syndicate Manager and Head of Investment Banking. In 1990 Mr. Hagg established Ableman Management Services, a general management consulting practice serving clients in the business, government and private sectors in areas ranging from Accounting and Financial Reporting to Management Policy and Corporate Planning. His industry specialties include corporate finance, banking, securities brokerage, insurance, real estate, industrial security and intelligence, financial and legal systems, market research, taxation, and public relations.


ITEM 8.OTHER EVENTS

On November 13, 2007 a judgment was entered against the named defendants in an action initiated by Aspatuck Funding LLC., against the Company, John Paulsen and Dhru Desai. The action was pending in the Supreme Court of the State of New York for the County of New York. The judgment was entered when the defendants failed to perform an agreed upon settlement. The judgment required the Defendants to issue or otherwise turn over shares constituting 70% of the Company's shares and to appoint nominees of Aspatuck Funding LLC to the Company's Board. The appointment of certain nominees was accomplished in January 2008 and the share issue has not been finalized.

                                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2008

                                          Solstice Resorts Inc. f/k/a DTLL, Inc.

                                      By  /s/ Jason Meyers
                                        --------------------------------
                                        Jason Meyers, Chief Executive Officer